Exhibit 99.1

Vail Banks, Inc.

News Release

For Immediate Release	Contacts:
October 25, 2004	Lisa M. Dillon	Raymond E. Verlinde
	Vice Chairman	Sr. EVP/Chief Administrative Officer
	ldillon@weststarbank.com	rverlinde@weststarbank.com
	970-476-2002	970-328-9710

Vail Banks Announces Third Quarter Results

Vail Banks, Inc. (Nasdaq: VAIL) today reported diluted net income per share of $0.10 for the third quarter 2004 compared to $0.07 for third quarter 2003.  Net income for the quarter was $559,000 versus $363,000 in third quarter 2003.

“Loan and deposit volumes continued to show healthy gains during the quarter,” commented Gary Judd, CEO of Vail Banks, Inc.  “Loans are up $73 million or 31 percent annualized while deposits have increased $52 million or 15 percent annualized since year end.  The hard work of improving our credit processes has also paid off with our loan loss reserve to non-performing assets ratio improving 193 percent from the third quarter 2003 to 460 percent.  Total risk assets (non-performing assets plus loans 90 days or more past due and accruing) are down $3.3 million to $1.4 million since the same time last year.”

Mr. Judd further commented, “Our balance sheet continues to show improved strength.  We have an improved mix of deposits that has helped our net interest margin to increase to 4.68 percent.  This is a 16 percent improvement over the margin at December 31, 2003 and the highest level since the second quarter 2003. Our core deposits have grown at a 21 percent annualized rate.  Core deposit growth has lowered our cost of funds to its lowest level in the Company’s history.”

The asset quality of the Bank is at an all-time high.  Non-accrual loans stood at $814,000 at September 30, 2004 compared with $2.1 million on the same date a year earlier, down 61 percent.  Foreclosed properties were at $606,000 at the end of the third quarter compared to $2.5 million at the same time the previous year, a 76 percent reduction.  Loans 90+ days past due and accruing were only $3,000 at September 30, 2004 compared to $163,000 on the same date in the prior year, a 98 percent reduction.  Finally, total risk assets compared to loan-related assets has declined 76 percent since the prior year quarter end to 0.37 percent.

Mr. Judd stated, “The significant improvement in asset quality is the result of relentless work in improving our credit processes and standards and in performing a thorough review of our problem credits over the past few years.  With the addition of several experienced credit officers in the past year, the strength of our lending team has increased significantly.”

Throughout this significant loan growth, the Bank has maintained a strong loan loss reserve of 0.97 percent of total loans.  The Bank has added $524,000 to the reserve for the nine months ended September 30, 2004 compared to $414,000 for the same period last year. The Bank had its second net recovery quarter during the past year with net recoveries at 0.05 percent of average loans for the third quarter.  For the nine months ended September 30, 2004, net annualized charge-offs were 0.11 percent versus 0.35 percent of average loans for the same time period the prior year, a 69 percent reduction.

Total revenue (net interest income and non-interest income) increased $239,000, or 3 percent, from the third quarter of 2003.  This increase came even though there was a $543,000 decrease in mortgage brokerage fees compared to the same period the previous year.  There was a 6 percent increase in interest and fees on loans from the third quarter 2003.  This increase was the result of improved loan volumes, partially offset by a 7 percent reduction in loan yields.

During the quarter, the Bank merged its wholly owned subsidiary, First Western Mortgage Services, into the Bank and changed its name to WestStar Mortgage to capitalize on our brand name.  The Bank also opened an additional office in the Front Range to further its development in the growing Denver marketplace and moved its Glenwood Springs main office into a premier new building and location.

“We continue to invest significantly in our associates’ development in order to better service our customers’ needs,” stated Mr. Judd.  “We believe that this investment will provide us with the tools and skills needed to achieve the Company’s profitability goals.  Our overall salary and benefits have been managed conservatively showing a 7 percent reduction year-to-date as compared to the same period a year ago.”

At its meeting on October 18, the Board of Directors of Vail Banks declared a regular quarterly dividend of $0.07 per share payable November 12 to shareholders of record on October 29.

The Company has restated first quarter 2004 earnings to reflect a tax accounting reconciliation in calculating the tax on the gain on sale of the Vail Bank building.  Vail Banks has increased its tax liability and tax expense associated with this complex financial transaction by $293,000.  The Company’s outside accounting firm recently identified this adjustment.  This adjustment does not impact the core earnings or operations of our business.  In addition, it has not impacted our customers or the future growth of the Bank.  The Company has restated its quarterly filings with the Securities and Exchange Commission for both the first and second quarters to reflect this revised tax calculation.

Vail Banks, Inc., through its subsidiary WestStar Bank, has 23 banking offices in 18 communities in Colorado, including Aspen, Avon, Breckenridge, Cedaredge, Delta, Denver, Dillon, Edwards, Estes Park, Frisco, Glenwood Springs, Granby, Grand Junction, Gypsum, Montrose, Norwood, Telluride and Vail.

Vail Banks warns caution should be taken in relying upon any forward-looking statements in this release, as they involve a number of risks and uncertainties that could cause actual results to differ materially from any such statements, including the risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, under the caption “Certain Factors Affecting Forward Looking Statements,” which discussion is incorporated herein by reference.

Vail Banks, Inc.

Financial Highlights
(in thousands, except share data)

	Three Months Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2004 (2)	2004 (2)	2004 (2)	2003	2003

Earnings and Performance
Net income (loss)	$559	574	1,180	(1,761)	363
Diluted net income (loss) per share	0.10	0.11	0.22	(0.35)	0.07
Return on assets	0.37%	0.39	0.80	(1.18)	0.24
Return on equity	3.79	3.95	8.13	(11.77)	2.39
Net interest margin (FTE)	4.68	4.38	4.17	4.05	4.15
Efficiency ratio	87	89	73	130	93

Asset Quality Ratios
Net charge-offs (recoveries) to average loans	(0.05)%	0.04	0.38	(0.05)	0.00
Allowance for loan losses to loans	0.97	0.97	1.05	1.12	1.06
Allowance for loan losses to non-performing loans	460	217	205	201	157
Non-performing assets to loan-related assets	0.37	0.67	0.72	0.68	1.46
Risk assets to loan-related assets (1)	0.37	0.67	0.73	0.73	1.52

Capital Ratios
Equity to assets at period end	9.50%	9.82	9.77	10.05	10.04
Tangible equity to assets at period end	3.72	3.70	3.81	3.63	3.88
Leverage ratio	8.41	7.93	7.80	7.45	7.86
Tier 1 capital ratio	10.97	11.35	11.91	11.50	12.17
Total capital ratio	12.58	13.22	13.96	13.72	14.09

Other Information at Period End
Book value per share	$11.19	10.89	11.20	10.95	11.26
Tangible book value per share	4.38	4.10	4.37	3.96	4.35
Closing market price	13.08	12.44	12.32	11.94	14.72
Shares outstanding	5,310,754	5,326,330	5,298,093	5,283,264	5,311,512
Full time equivalent associates	252	238	238	244	241
Banking offices	23	22	22	22	23

(1)	Risk assets are non-performing assets plus loans 90 days or more past due and accruing.
(2)	Reflects the adoption of Financial Interpretation Number 46 on January 1, 2004. Prior quarter information has not been restated.

Vail Banks, Inc.

Balance Sheet (in thousands, except share data)

Assets	September 30, 2004	December 31, 2003	Percent Change

Cash and due from banks	$15,082	21,628	(30)%
Federal funds sold	6,230	79,280	(92)
Interest-bearing deposits in banks	2,000	2,000	0
Investment securities
Available for sale	132,615	76,554	73
Held to maturity	283	370	(24)
Bank stocks	4,411	4,371	1
Investments in Trust I and Trust II (1)	743	0	0
Loans held for sale	2,295	2,515	(9)
Gross loans	385,470	312,544	23
Allowance for loan losses	(3,742)	(3,503)	7
Net deferred loan fee income	(1,198)	(770)	56
Premises and equipment, net	38,367	38,147	1
Goodwill, net	35,969	36,758	(2)
Other intangible assets, net	169	199	(15)
Other assets	6,288	5,517	14
	$624,982	575,610	9%

Liabilities and Shareholders' Equity
Liabilities

Deposits	$500,297	448,515	12%
Federal funds purchased and securities
sold under agreements to repurchase	751	907	0
Federal Home Loan Bank advances	33,603	39,461	(15)
Trust preferred (1)	0	24,000	(100)
Subordinated notes to Trust I and Trust II (1)	24,743	0	0
Other liabilities	3,641	4,165	(13)
Total liabilities	563,035	517,048	9
Minority interest	2,546	703	262
Shareholders' equity
Common equity	60,012	57,979	4
Accumulated other comprehensive loss	(611)	(120)	409
Total shareholders' equity	59,401	57,859	3
	$624,982	575,610	9%
Loan Mix at Period End
Commercial, industrial, and land	$227,337	185,158	23%
Real estate--construction	82,436	63,844	29
Real estate--mortgage	69,935	57,602	21
Consumer	5,762	5,940	(3)
Total gross loans	$385,470	312,544	23%
Deposit Mix at Period End
Interest bearing checking	$97,692	88,191	11%
Savings	33,218	29,873	11
Money market	134,139	103,969	29
CDs under $100,000	51,857	55,978	(7)
CDs $100,000 and over	75,159	69,199	9
Interest bearing deposits	392,065	347,210	13
Non-interest bearing checking	108,232	101,305	7
Total deposits	$500,297	448,515	12%
Shares Outstanding at Period End	5,310,754	5,283,264	1%

(1)  Reflects the adoption of Financial Interpretation Number 46 on January 1, 2004.  Prior year information has not been restated.

Vail Banks, Inc.

Statement of Income
(in thousands, except share data)

	Three months ended September 30,		Percent	Nine Months ended September 30,		Percent
	2004	2003	Change	2004	2003	Change

Interest income
Interest on loans	$5,829	5,702	2%	16,342	18,058	(10)
Fees on loans	875	616	42	2,592	1,802	44
Interest on investment securities	1,134	850	33	2,952	2,847	4
Interest on federal funds sold
and short-term investments	25	191	(87)	314	480	(35)
Investments in Trust I and Trust II (1)	19	0	0	57	0	0
Total interest income	7,882	7,359	7	22,257	23,187	(4)
Interest expense
Deposits	1,028	1,172	(12)	3,052	3,576	(15)
Borrowings	340	439	(23)	1,057	1,172	(10)
Federal funds purchased and securities sold under agreements to repurchase	3	0	0	5	0	0
Trust preferred	0	612	(100)	0	1,835	(100)
Subordinated notes to Trust I and Trust II (1)	631	0	0	1,892	0	0
Total interest expense	2,002	2,223	(10)	6,006	6,583	(9)
Net interest income	5,880	5,136	14	16,251	16,604	(2)
Provision for loan losses	323	164	97	524	414	27
Net interest income after provision	5,557	4,972	12	15,727	16,190	(3)
Non-interest income	2,243	2,748	(18)	8,179	8,476	(4)
Non-interest expense	7,052	7,294	(3)	20,187	21,213	(5)
Income before taxes	748	426	76	3,719	3,453	8
Income taxes	189	63	200	1,406	978	44
Net Income	$559	363	54%	2,313	2,475	(7)
Diluted net income per share	$0.10	0.07	43%	0.43	0.44	(2)
Weighted average shares outstanding - diluted	5,426,283	5,498,653	(1)	5,415,405	5,689,159	(5)

Profitability Ratios
Return on assets	0.37%	0.24		0.52	0.56
Return on equity	3.79	2.39		5.28	5.21
Net interest margin (FTE)	4.68	4.15		4.41	4.60
Net (recoveries) chargeoffs	(0.05)	0.00		0.11	0.35
Efficiency ratio	87	93		83	85

Average Balances
Assets	$604,689	600,424	1%	596,429	589,691	1
Earning assets	511,363	504,361	1	504,023	494,619	2
Loans	362,585	315,602	15	335,685	328,497	2
Deposits	480,902	466,356	3	471,912	456,709	3
Shareholders' equity	58,621	60,244	(3)	58,487	63,508	(8)

  (1)  Reflects the adoption of Financial Interpretation Number 46 on January 1, 2004.  Prior quarter information has not been restated.

Vail Banks, Inc.

Statement of Income by Quarter
(in thousands, except share data)

	Three Months Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2004	2004	2004	2003	2003

Interest income
Interest on loans	$5,829	5,223	5,290	5,437	5,702
Fees on loans	875	943	774	801	616
Interest on investment securities	1,134	1,045	773	557	850
Interest on federal funds sold
and short-term investments	25	85	204	210	191
Investments in Trust I and Trust II (1)	19	19	19	0	0
Total interest income	7,882	7,315	7,060	7,005	7,359
Interest expense
Deposits	1,028	1,005	1,019	1,068	1,172
Borrowings	340	345	372	430	439
Federal funds purchased and securities sold under agreements to repurchase	3	1	1	1	0
Trust preferred (1)	0	0	0	612	612
Subordinated notes to Trust I and Trust II (1)	631	630	631	0	0
Total interest expense	2,002	1,981	2,023	2,111	2,223
Net interest income	5,880	5,334	5,037	4,894	5,136
Provision for loan losses	323	43	158	164	164
Net interest income after provision	5,557	5,291	4,879	4,730	4,972
Non-interest income
Deposit related	717	692	685	757	747
Mortgage broker fees	756	775	803	853	1,299
Gain (loss) on sale of fixed assets	(11)	103	1,678	0	0
Other	781	522	678	1,056	702
	2,243	2,092	3,844	2,666	2,748
Non-interest expense
Salaries and employee benefits	4,096	3,994	4,019	4,578	4,403
Occupancy	1,000	846	845	1,259	850
Furniture and equipment	608	611	562	673	696
Amortization of intangible assets	10	10	10	561	19
Other	1,338	1,158	1,080	2,754	1,326
	7,052	6,619	6,516	9,825	7,294
Income (loss) before taxes	748	764	2,207	(2,429)	426
Income tax expense (benefit)	189	190	1,027	(668)	63
Net Income (Loss)	$559	574	1,180	(1,761)	363

Diluted net income (loss) per share	$0.10	0.11	0.22	(0.35)	0.07

(1)	Reflects the adoption of Financial Interpretation Number 46 on January 1, 2004. Prior year information has not been restated.

Vail Banks, Inc.

Supplemental Information
(in thousands)

	Three Months Ended
	Sept. 30, 2004 (1)	June 30, 2004 (1)	Mar. 31, 2004 (1)	Dec. 31, 2003	Sept. 30, 2003

Average Balances
Assets	$604,689	592,343	592,263	589,586	600,424
Earning assets	511,363	501,982	498,642	492,696	504,361
Loans	362,585	329,508	314,667	311,001	315,602
Deposits	480,902	468,618	466,117	457,108	466,356
Interest bearing liabilities	436,601	430,525	428,143	427,518	439,842
Shareholders' equity	58,621	58,453	58,385	59,340	60,244

Average Deposit Mix
Interest bearing checking	99,279	95,259	92,413	89,817	88,494
Savings	31,893	30,300	30,708	30,019	30,125
Money market	124,130	126,845	119,881	108,637	109,159
CDs under $100,000	51,943	53,141	55,109	58,357	60,940
CDs $100,000 and over	69,965	64,829	66,746	71,979	81,565
Interest bearing deposits	377,210	370,374	364,857	358,809	370,283
Non-interest bearing checking	103,692	98,244	101,260	98,299	96,073
Total deposits	480,902	468,618	466,117	457,108	466,356

Net Interest Margin Analysis
Net interest income	$5,880	5,334	5,037	4,894	5,136
Fully taxable equivalent adjustment	132	134	132	133	146
Net interest income (FTE)	6,012	5,468	5,169	5,027	5,282

Yields (FTE)
Loans	7.36%	7.53	7.75	7.96	7.94
Investment securities	3.59	3.53	4.05	3.28	4.01
Other earning assets	2.39	1.16	0.99	0.90	0.94
Total earning assets	6.23	5.97	5.80	5.75	5.90
Cost of funds
Interest bearing deposits	1.08	1.09	1.12	1.18	1.26
Other interest bearing liabilities	6.52	6.53	6.38	6.02	5.99
Total interest bearing liabilities	1.82	1.85	1.90	1.96	2.01
Total interest expense to earning assets	1.55	1.59	1.63	1.70	1.75
Net interest margin (FTE)	4.68	4.38	4.17	4.05	4.15

(1)	Reflects the adoption of Financial Interpretation Number 46 on January 1, 2004. Prior year information has not been restated.

Vail Banks, Inc.

Asset Quality
(in thousands)

	Three Months Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2004	2004	2004	2003	2003

Asset Quality
Nonaccrual loans	$814	1,555	1,636	1,747	2,105
Restructured loans	0	0	0	0	0
Total non-performing loans	814	1,555	1,636	1,747	2,105
Foreclosed properties	606	788	674	362	2,496
Total non-performing assets	1,420	2,343	2,310	2,109	4,601
90+ days past due and accruing	3	8	15	164	163
Total risk assets	$1,423	2,351	2,325	2,273	4,764

Allowance for Loan Losses
Beginning Balance	$3,369	3,361	3,503	3,299	3,138
Provision for loan losses	323	43	158	164	164
Loan charge-offs	149	120	338	78	73
Loan recoveries	199	85	38	118	70
Net charge-offs (recoveries)	(50)	35	300	(40)	3
Ending Balance	$3,742	3,369	3,361	3,503	3,299

Net Charge-Offs (Recoveries) to Average Loans	(0.05)%	0.04	0.38	(0.05)	0.00
Loans Past Due 30 Days or More and Accruing	0.15	0.24	2.46	0.47	2.18